CASH INVESTMENT AGREEMENT

CASH INVESTMENT AGREEMENT

by and between

Leo Motors, Inc.

and

Leo Kartrena, Inc.

Dated as of August 1, 2017

CASH INVESTMENT AGREEMENT

CASH INVESTMENT AGREEMENT

THIS AGREEMENT is made on August 1, 2017

BETWEEN:

Leo Motors, Inc. (hereinafter “PARTY A”) a corporation incorporated in Nevada, USA and having its principal executive office at 3887, Pacific Street, Las Vegas, Nevada,

AND:

Leo Kartrena, Inc. (hereinafter “PARTY B”) a corporation incorporated in ES Tower 7F, Teheranro 52 Gil 17, Gangnamgu, Seoul, Rep. of Korea;

about cash investment as below:

ARTICLE I: Obligation of the Party A

Party A invests 260 million (260,000,000) Korean won right after signing of this agreement with the condition described hereunder.

ARTICLE II: Obligation of the Party B

Party B will issue 371,428 share of shares common stock to the Party A with on the condition of 700 KRW per share after receiving investment money.

ARTICLE III: Prohibits the transfer and disposal of rights

Unless there is the counter’s written consent, the purchasing right of Party under this agreement cannot be transferred and disposed to the third Party.

ARTICLE VI: TERMINATION

CASH INVESTMENT AGREEMENT

This Agreement may be terminated at any time prior to the completion of executing this Agreement by Party B if an order, injunction or decree shall have been issued by any court or agency of competent jurisdiction and shall be no appealable, or other law shall have been issued preventing or making illegal either the completion of the Stock Issue or the other transactions contemplated by this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party.

7.2 Further Assurances. Each Party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived, if such amendment or waiver is in writing, and is duly executed, and delivered by Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.4 Fees and Expenses. Each party hereto shall pay all its own fees and expenses (including attorneys’ fees) incurred relating to this Agreement and the transactions contemplated hereby.

7.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Korea. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of, or relating to this Agreement or the transactions contemplated hereby shall be brought in the court located in Nevada.

CASH INVESTMENT AGREEMENT

7.6 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties and/or their affiliates with respect to the subject matter of this Agreement.

7.7 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

7.9 Counterparts, Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

7.10 Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Intentionally Blank]

CASH INVESTMENT AGREEMENT

Party A:

Leo Motors, Inc.

By:

/s/ Shi Chul, Kang

___________________________

Name: Shi Chul, Kang

Title: co-CEO / Chairman

By:

/s/ Jun Heng Park

___________________________

Name: Jun Heng Park

Title: co-CEO / President

Party B

Leo Kartrena, Inc.

By:/s/ Shi Chul, Kang

__________________________

Name: Shi Chul, Kang

Title: CEO

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